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                                                                   Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference of our report dated May 23, 1996 with respect to the financial statements of RF Microsystems, Inc., for the year ended December 31, 1995, (included in REMEC, Inc.'s Registration Statement on Form S-4 (No. 333-05343) as filed on June 6, 1996) in this Current Report on Form 8-K/A and in the Registration Statement (Form S-8 No. 333-04224) pertaining to the Equity Incentive Plan and the Employee Stock Purchase Plan of REMEC, Inc.


/s/ Ernst & Young LLP
San Diego, California
June 21, 1996

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